UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38474	81-4701719
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

260 East Main Street, Suite 2706, Rochester, NY 14604

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 575-9085

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	JRSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Jerash Holdings (US), Inc. (the “Company”) held on September 16, 2019, the stockholders voted to approve the amendment and restatement of the Company’s Amended and Restated 2018 Stock Incentive Plan (the “Amended Plan”). The Amended Plan amended the existing 2018 Stock Incentive Plan to (1) increase the number of shares of the Company’s common stock available for grant under the Amended Plan by 300,000 to 1,784,250, (2) extend the termination date of the Amended Plan to July 19, 2029, (3) enhance aspects of the plan’s governance, such as applying the same restrictions to dividends paid on restricted stock awards and restricted stock units as the underlying award and limiting the shares that can be returned to the share reserve under the Amended Plan, (4) provide for administration by the Compensation Committee, and (5) update other administrative terms in the Plan.

A copy of the Amended Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on September 16, 2019, the stockholders voted on the matters described below.

1.	The Company’s stockholders elected five directors, each to serve until the 2020 annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. The number of shares that (a) voted for the election of each director and (b) withheld authority to vote for each director is summarized in the table below:

Director Nominee	Votes For	Votes Withheld
Choi Lin Hung	5,966,072	1,779
Wei (“Kitty”) Yang	5,967,465	386
Gary J. Haseley	5,926,423	41,428
Sean Socha	5,966,123	1,728
Mak Chi Yan	5,966,423	1,428

There were 446,842 broker non-votes with respect to the election of each director. Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares on a non-routine proposal.

2.	The Company’s stockholders approved the amendment and restatement of the Company’s 2018 Stock Incentive Plan. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Abstentions
5,946,723	17,128	4,000

There were 446,842 broker non-votes on the proposal to amend and restate the Company’s 2018 Stock Incentive Plan.

3.	The Company’s stockholders ratified the selection of Friedman LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2020. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Abstentions
6,410,499	4,194	0

1

There were no broker non-votes on the proposal to ratify the selection of the Company’s independent registered public accounting firm for the year ending March 31, 2020.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2018 Stock Incentive Plan

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

Dated: September 19, 2019	By:	/s/ Richard J. Shaw
Richard J. Shaw
Chief Financial Officer